UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 1, 2019
(July 1, 2019)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address Of Principal Executive Offices and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2019 PNM Resources, Inc.’s indirect wholly-owned subsidiary, Texas-New Mexico Power Company (“TNMP”), issued $80,000,000 aggregate principal amount of its 3.60% First Mortgage Bonds, due 2029, Series 2019A (the “Bonds”) in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds were sold by TNMP to institutional accredited investors (as defined by Rule 501(a) of the Securities Act) pursuant to a Bond Purchase Agreement dated February 26, 2019 (the “Bond Purchase Agreement”). In the Bond Purchase Agreement, TNMP agreed to sell the Bonds subject to the satisfaction of certain terms and conditions. TNMP previously sold an aggregate of $225,000,000 First Mortgage Bonds pursuant to the Bond Purchase Agreement on March 29, 2019. The Bond Purchase Agreement was filed as Exhibit 10.3 to TNMP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2019.
The Bonds were issued pursuant to TNMP’s First Mortgage Indenture dated as of March 23, 2009 (the “First Mortgage Indenture”), between TNMP and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (as successor to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”), as previously supplemented and amended and as further supplemented by the Eleventh Supplemental Indenture thereto, dated as of July 1, 2019, between TNMP and the Trustee (the “Eleventh Supplemental Indenture” and, together with the First Mortgage Indenture, the “Indenture”). The Bonds are secured by a first mortgage lien on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts and other exceptions as are permitted by the Indenture, and rank equally in right of payment with all other securities theretofore or thereafter issued under the First Mortgage Indenture.
Interest on the Bonds is payable semiannually on July 1 and January 1 of each year, commencing on January 1, 2020, at a fixed rate of 3.60% per annum. TNMP may, upon not less than ten nor more than sixty days prior written notice (unless the holders of more than 50% of the principal amount of the then-outstanding Bonds agree in writing to another time period), prepay at any time all, or from time to time any part of, the Bonds, in an amount not less than ten percent of the aggregate principal amount of the Bonds then outstanding in the case of a partial prepayment, at a prepayment price equal to the sum of (a) 100% of the principal amount so prepaid, (b) accrued and unpaid interest thereon and (c) a make-whole amount, if any, determined for the prepayment date with respect to such principal amount. The principal amount of the Bonds is payable on July 1, 2029.
The Indenture contains events of default customary for such a transaction, including, without limitation: failure to pay interest on any Security (as defined in the Indenture) for sixty days after becoming due; failure to pay the principal of or premium on any Security when due; failure to comply with or breach of any covenant or warranty contained in the Indenture, subject to a ninety day cure period after written notice of default has been delivered; and certain events relating to reorganization, bankruptcy and insolvency of TNMP. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of not less than thirty-three percent in principal amount of the Securities then outstanding may declare the principal amount of all Securities then outstanding to be immediately due and payable.
In addition, the Eleventh Supplemental Indenture contains bond repurchase events (subject to a fifteen day cure period), including, without limitation: actions by TNMP or any Controlled Entity (as defined in the Eleventh Supplemental Indenture) which subject a Bond holder to terrorism sanctions regulations; the sale or lease of TNMP’s assets in excess of specified thresholds during any calendar year; defaults in respect of obligations relating to certain debt; failure to deliver to each institutional investor Bond holder certain financial and business information related to TNMP; failure to maintain a ratio of consolidated indebtedness to consolidated capitalization of less than or equal to 0.65 to 1.0; and material misrepresentations of any representation or warranty contained in the Eleventh Supplemental Indenture. If a “Bond Repurchase Event” (as defined in the Eleventh Supplemental Indenture) occurs and is continuing, TNMP must repurchase the Bonds for a purchase price equal to the aggregate principal amount of the

Bonds then outstanding, plus all accrued and unpaid interest thereon and a make-whole amount determined for the Bond Repurchase Event date with respect to such principal amount.
The Eleventh Supplemental Indenture further includes a provision whereby a change in control in TNMP or PNM Resources, Inc. would obligate TNMP to offer to prepay all of the Bonds at one-hundred percent (100%) of the principal amount of the Bonds, plus all accrued and unpaid interest thereon, but without any make-whole amount or other premium.
The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder. Such description is qualified in its entirety by reference to the Eleventh Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and the First Mortgage Indenture, as previously amended and supplemented, and as previously filed, each of which is incorporated herein by reference. The form of Bond, which is included as a part of the Eleventh Supplemental Indenture, is attached hereto as Exhibit 4.2 and incorporated herein by reference.
The Bonds are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to purchase the Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Eleventh Supplemental Indenture, dated as of July 1, 2019, between Texas-New Mexico Power Company and MUFG Union Bank, N.A., as Trustee.
4.2	Form of Bond (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: July 1, 2019	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Controller and Treasurer
(Officer duly authorized to sign this report)